July 31, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Avasoft, Inc. (formerly known as Ventures-United, Inc.) pertaining to our firm included under Item 4.01 of Form 8-K filed on July 11, 2007 and Form 8-K/A Amendment #1 to be filed on July 31, 2007 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Pritchett, Siler & Hardy, P.C.
PRITCHETT, SILER & HARDY, P.C.